UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 23, 2019

Chicken Soup for the Soul Entertainment, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-38125	81- 2560811
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

132 E. Putnam Avenue, Floor 2W, Cos Cob, CT	06807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 861-4000

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Holdco under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	CSSE	The Nasdaq Stock Market LLC
9.75% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.0001 par value per share	CSSEP	The Nasdaq Stock Market LLC

Item 3.02	Unregistered Sales of Equity Securities.

Chicken Soup for the Soul Entertainment, Inc. (the “Company”) has sold in private placements to accredited investors (“Investors”) an aggregate of 80,000 shares of the Company’s 9.75% Series A Cumulative Redeemable Perpetual Preferred Stock, par value $0.0001 (the “Series A Preferred Stock”) at a purchase price of $25.00 per share. The terms of the offering and sale of the Series A Preferred Stock are governed by a share purchase agreement (the “Share Purchase Agreement”) entered into with each Investor. The Share Purchase Agreement contains customary representations, warranties, and covenants by the Company and such Investor.

The shares of Series A Preferred Stock were sold pursuant to an exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. The sale of Series A Preferred Stock generated aggregate net proceeds of approximately $1,840,000, after deducting an aggregate of up to $160,000 payable to the Investors for legal fees and expenses and due diligence expenses. The Company intends to use the net proceeds from the sale of Series A Preferred Stock for working capital and other general corporate purposes including dividends and share repurchases.

The Company also entered into a registration rights agreement (“Registration Rights Agreement”) with each Investor pursuant to which the Company agreed to use commercially reasonable efforts to register the Series A Preferred Stock for resale within 90 days of each closing.

The foregoing summaries of the Share Purchase Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the agreements, which are attached as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits:

Exhibit No.	Description

10.1	Form of Share Purchase Agreement.

10.2	Form of Registration Rights Agreement.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 29, 2019	CHICKEN SOUP FOR THE SOUL
ENTERTAINMENT, INC.

	By:	/s/ William J. Rouhana, Jr.
Name: William J. Rouhana, Jr.
Title: Chief Executive Officer